SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
September 30, 2013

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STRATUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51229 (Commission File Number)	51-0482104 (I.R.S. Employer Identification No.)

11011 Richmond Avenue, Suite 525 Houston, Texas (Address of principal executive offices)		77042 (Zip code)

Registrant’s telephone number, including area code:  (713) 479-7050
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 27, 2013, the Registrant’s majority shareholder, the Estate of Larry M. Wright, and certain members of Mr. Wright’s family (collectively the “Sellers”), entered into a Stock Purchase Agreement with Pioneer Group, LLC (the “Purchaser”), a private investment company, for the sale by the Sellers to the Purchaser of 2,123,140 shares (the “Shares”) of common stock, par value $0.01 per share, of the Registrant for an aggregate purchase price of $500,000.00 (the “Transaction”).  Prior to the Transaction, the Sellers owned approximately 80.0% of the Registrant’s issued and outstanding common stock.  After the Transaction, the Purchaser owns approximately 80.0% of the Registrant’s issued and outstanding common stock, thereby giving it control of the Registrant.

Of the aggregate purchase price for the Shares, $250,000.00 was paid in cash to the Sellers at closing, and the remaining $250,000.00 was paid into an escrow account at closing, for the benefit of the Sellers.  The amount paid into the escrow account will be paid to the Sellers, subject to possible adjustments, once certain post-closing conditions have been met, as specified in a confidential escrow agreement, not filed herewith.

Mr. Wright served as Chief Executive Officer and sole director of the Registrant at the time that he passed away unexpectedly on April 13, 2013.  Since that date, there has not been a duly elected director of the Registrant.  In connection with the Transaction, the majority shareholders of the Registrant voted by written consent, pursuant to Nevada law, to elect a new sole director of the Registrant, effective September 27, 2013.

The newly elected sole director of the Registrant is D. Hughes Watler, Jr., who has served as the Registrant’s Chief Financial Officer since 2007.  Mr. Watler has been functioning as the senior executive officer of the Registrant since Mr. Wright’s passing and is expected to continue in that role until a new Chief Executive Officer is appointed.  Previously, Mr. Watler served as Senior Vice President & Chief Financial Officer of Goodrich Petroleum Corporation (NYSE: GDP) from 2003 to 2006 and as a financial officer of several other public and private energy companies. He was formerly an audit partner with Price Waterhouse LLP.

The election of Mr. Watler as sole director of the Registrant was approved by the Purchaser in connection with the Transaction, however, Mr. Watler is not affiliated with the Purchaser.  In its capacity as the new majority shareholder of the Registrant, the Purchaser expects to elect one or more additional directors in the future.

Item 9.01 Financial Statements and Exhibits.

(d)   The following Exhibit is filed herewith:

Exhibit No.	Description
10.1
Stock Purchase Agreement by and among Larry Wright, Larry Wright II, Eddie Wright, Catherine Wright and Richard Smyres (as the Sellers) and Pioneer Group, LLC (as the Purchaser), dated as of September 27, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STRATUM HOLDINGS, INC.

September 30, 2013	By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer